Exhibit 99.1

ADVAXIS INCORPORATED’S BOARD OF DIRECTORS
APPROVE SENIOR PROMISSORY NOTE

Company Chairman & CEO Thomas Moore To Extend Bridge Loan

12% Annual Interest, Up to $800,000 Principal, Up to 5 Month Term

North Brunswick, NJ – September 30, 2008 – The Board of Directors of Advaxis Inc., (OTCBB: ADXS), a developmental biotechnology company, has approved, by majority vote, the motion to accept a senior promissory note (the “Note”) from Advaxis Chairman & CEO Thomas Moore. Following are the terms of the Note:

o	Principal:	US$800,000

o	Interest:	12% Annual Interest`

o	Instrument:	Senior Promissory Note

o	Payable:	February 15 or the completion of at least US$5.0 million funding

o	Warrants:	1 for every dollar drawn down and issued at the price/terms per share of the next raise

“The survival and furtherance of this science is paramount,” commented Advaxis, Incorporated Chairman and CEO Thomas (“Tom”) Moore. “Irrespective of the tumultuous market conditions in recent days, my commitment to Advaxis remains steadfast. In the next few months, we will wrap up additional funding and continue our trailblazing efforts in cancer treatment with Lovaxin C for the treatment of cervical cancer.”

As of September 29, 2008 US$235,000 had been drawn off this line of credit.

For more information on the Note, please view our most recent 8-K filing on the US Securities and Exchange Commission’s website, http://www.sec.gov.

About Advaxis, Inc.

Based in North Brunswick, New Jersey, Advaxis is developing proprietary Listeria monocytogenes (“Lm”) cancer vaccines based on technology developed by Dr. Yvonne Paterson, Professor of Microbiology at the University of Pennsylvania and Chairperson of Advaxis’ Scientific Advisory Board. Advaxis is developing therapeutic cancer vaccines that enhance the immune system’s cancer fighting abilities through its proprietary Lm based system, which utilizes multiple simultaneous immunological mechanisms and which has been safely administered to patients with cancer.

Advaxis’ lead Listeria vaccine candidate, Lovaxin C, targets HPV-associated cancers such as cervical and head and neck. Current Lm vaccines in development target prostate, breast, ovarian and other cancers. Recently, Advaxis completed a Phase I clinical trial of Lovaxin C. A Phase II clinical trial is planned for patients with cervical intraepithelial neoplasia (“CIN”). The company intends to start this study in CIN 2/3 patients in the fall of 2008. The Lm platform also has applications in the fields of infectious disease and autoimmune disorders.

For further information on the Company, please visit: http://www.advaxis.com.

About Lovaxin C Vaccine

Advaxis’ Listeria technology platform uses modified Listeria monocytogenes to deliver a tumor-specific antigen fusion protein. Bioengineered Listeria that are attenuated and secrete Advaxis’ proprietary fusion protein, have the ability to generate a robust immune response, break immune tolerance to cancer and produce an unusually strong and effective multi-level therapeutic immune response to existing cancer and other diseases.

Advaxis’ Listeria-based technology is based on over a decade’s worth of work by Dr. Yvonne Paterson in her laboratory at the University of Pennsylvania. The Company’s proprietary antigen fusion protein technology, stimulates innate immunity, both arms of the adaptive cellular immune system, suppresses regulatory T cells that inhibit many vaccines in the function of activated tumor-killing cells and has other anti-tumor effects.

Unlike prophylactic vaccines, Lovaxin C was designed to treat women who have already developed cervical cancer as a result of contracting a human papilloma virus (“HPV”) infection, which is the most prevalent sexually transmitted disease in the US. Current products on the market are ineffective in treating HPV-infected women.

For further information on Lovaxin C, please visit: http://www.advaxis.com/lc.htm

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

Contacts:

The Investor Relations Group
212-825-3210

Investor Relations

Conrad F. Mir
conrad@investorrelationsgroup.com

Christine Berni
christine@investorrelationsgroup.com

Public & Media Relations

Janet Vasquez
janet@investorrelationsgroup.com

Laura Colontrelle
laura@investorrelationsgroup.com

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